UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2020

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WOR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02.  Results of Operations and Financial Condition.

Management of Worthington Industries, Inc. (the “Registrant”) conducted a conference call on June 25, 2020, beginning at approximately 10:30 a.m., Eastern Daylight Time, to discuss the Registrant’s unaudited financial results for the fourth quarter of fiscal 2020 (the fiscal quarter ended May 31, 2020) and for fiscal 2020 (the fiscal year ended May 31, 2020).  Additionally, the Registrant’s management addressed certain issues related to the outlook for the Registrant and its subsidiaries and their respective markets for the coming months.  A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and in Exhibit 99.1 furnished with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

In the conference call, management referred to operating income excluding impairment and restructuring for the Registrant’s Pressure Cylinders operating segment.  This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Operating income excluding impairment and restructuring is calculated by adding impairment long-lived assets and restructuring and other expense, net to operating income.  The difference between the GAAP-based measure of operating income and the non-GAAP financial measure of operating income excluding impairment and restructuring for the three months ended May 31, 2020, and May 31, 2019, as mentioned in the conference call, is outlined below for the Registrant’s Pressure Cylinders operating segment:

(in thousands)	Three Months Ended May 31, 2020
GAAP	$13,498
Impairment of long-lived assets	3,800
Restructuring and other expense, net	4,535
Non-GAAP	$21,833

(in thousands)	Three Months Ended May 31, 2019
GAAP	$21,428
Impairment of long-lived assets	2,167
Restructuring and other expense, net	692
Non-GAAP	$24,287

Change	$(2,454)

In the conference call, management referred to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Registrant’s fourth quarter of fiscal 2020 and the Registrant’s trailing 12-month adjusted EBITDA (i.e., the Registrant’s adjusted EBITDA for fiscal 2020). These represent non-GAAP financial measures and are used by management as a measure of operating performance.  EBITDA is calculated by adding or subtracting, as appropriate, interest expense, income tax expense (benefit) and depreciation and amortization to or from, as appropriate, net earnings (loss) attributable to controlling interest and adjusted EBITDA is calculated by adding or subtracting, as appropriate, impairment of goodwill and long-lived assets, restructuring and other expense (income), net, loss on early extinguishment of debt, impairment of investment in unconsolidated joint venture, gain on sale of assets within equity income, gain on consolidation of Samuel Steel Pickling and other non-recurring expense (each pre-tax) to/from EBITDA.  The difference between the GAAP-based measure of net earnings attributable to controlling interest and the non-GAAP financial measure of adjusted EBITDA for the fourth quarter and fiscal year ended May 31, 2020, as mentioned in the conference call, is outlined below.

	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2020	2020	2020	2020

Net earnings (loss) attributable to controlling interest	$16,175	$15,311	$52,086	$(4,776)
Impairment of goodwill and long-lived assets (pre-tax) [1]	7,208	34,003	-	40,601
Restructuring and other expense (income), net (pre-tax) [1]	7,558	1,050	(50)	455
Loss on early extinguishment of debt (pre-tax)	-	-	-	4,034
Impairment of investment in unconsolidated joint venture (pre-tax)	-	-	-	4,236
Gain on sale of assets within equity income (pre-tax)	-	-	(23,119)	-
Gain on consolidation of Samuel Steel Pickling (pre-tax)	-	(6,055)
Other non-recurring expense (pre-tax)	-	-	912	-
Interest expense	7,459	7,362	7,315	9,480
Income tax expense (benefit)	5,836	4,828	15,863	(185)
Adjusted earnings before interest and taxes (Adjusted EBIT) [1]	$44,236	$56,499	$53,007	$53,845
Depreciation and amortization	23,125	22,780	22,596	24,177
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) [1]	$67,361	$79,279	$75,603	$78,022

Trailing Twelve Months Adjusted EBITDA [1]	$300,265

[1] Excludes the impact of the noncontrolling interest.

Item 9.01.  Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8‑K:

Exhibit No.	Description

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Fourth Quarter and Fiscal Year Ended May 31, 2020, held on June 25,2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: June 29, 2020	By:	/s/Dale T. Brinkman
Dale T. Brinkman, Senior Vice President- Administration, General Counsel & Secretary